UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 17, 2007

Commission file number: 033-74194-01

REMINGTON ARMS COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware                             51-0350935

(State or other jurisdiction of incorporation or organization)                          (I.R.S. Employer Identification No.)

870 Remington Drive

P.O. Box 700

Madison, North Carolina 27025-0700

(Address of principal executive offices)

(Zip Code)

(336) 548-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K has 4 pages.

ITEM 1.01 Entry into a Material Definitive Agreement.

        On May 17, 2007, Remington Arms Company, Inc. (“Remington”), as issuer, RA Brands, L.L.C., as guarantor, and U.S. Bank National Association, as trustee, executed a supplemental indenture (the “Supplemental Indenture”) that will, subject to certain conditions, amend the existing indenture, dated as of January 24, 2003, by and among the same parties (the “Indenture”) relating to the $200 million principal amount of Remington’s 10 1/2% Senior Notes due 2011 (the “Notes”). The Supplemental Indenture gives effect to the amendments described in the Consent Solicitation Statement, dated May 1, 2007, as supplemented by the Supplement, dated May 16, 2007 (the Consent Solicitation Statement, as so supplemented, the “Consent Solicitation Statement”), pursuant to which Remington conducted its consent solicitation with respect to the Notes to amend certain provisions of the Indenture (the “Consent Solicitation”), but will not become operative unless and until each of the conditions set forth in the Consent Solicitation Statement is satisfied or waived.

        As of 5:00 p.m., New York City time, on May 17, 2007, pursuant to the Consent Solicitation, holders of Notes representing an amount greater than a majority of the principal amount of outstanding Notes, excluding Notes owned by Remington or its affiliates, had validly consented to the amendments to the Indenture and the execution of the Supplemental Indenture. The Supplemental Indenture will not become operative, however, unless and until each of the conditions set forth in the Consent Solicitation Statement is satisfied or waived, including the condition that the closing of the acquisition of Remington’s sole stockholder, RACI Holding, Inc., by American Heritage Arms, LLC, an affiliate of Cerberus Capital Management, L.P. (“Cerberus”), shall have occurred (such transaction, the “Acquisition”).

        In the event that each of the conditions set forth in the Consent Solicitation Statement is satisfied or waived, the Supplemental Indenture will, among other things, amend the Indenture in the following ways:

    (i)        The term “Permitted Holder” (as such term is currently defined in the Indenture), for the purpose of determining whether a “Change of Control” (as such term is currently defined in the Indenture) has occurred under the Indenture, shall include Cerberus-related persons (other than operating portfolio companies that are affiliates of Cerberus) rather than persons related to certain existing equity owners of Holding, and as a result, the Acquisition (and certain other transactions, so long as any Permitted Holder retains voting control (subject to certain exceptions) of Remington and the specified composition of the board of directors of Remington is maintained, each as described in the definition of Change of Control in the Indenture, as amended by the Supplemental Indenture) will not constitute a Change of Control under the Indenture and the holders of the Notes will have no put right as a result of the Acquisition (or such other transactions);

    (ii)        Cerberus will replace the existing “Sponsors” (as that term is currently defined in the Indenture) under the Indenture and Remington will be permitted to make certain payments to Cerberus and its affiliates that it currently is permitted to make to the current Sponsors and their affiliates under the Indenture, with the exception of the annual management fee permitted pursuant to certain existing consulting agreements with the current Sponsors;

    (iii)        The carve-outs relating to Permitted Holders in sub-section (ii) of the definition of the term “Change of Control” (as that term is currently defined in the Indenture) will be deleted; and

    (iv)        The term “Transaction” (as that term is currently defined in the Indenture) and related references, including a related restricted payment exception, will be eliminated from the Indenture.

        The description of the Supplemental Indenture set forth in this Item 1.01 is a summary of the material terms of the Supplemental Indenture and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein in its entirety.

ITEM 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.                 Description

        4.1                      Supplemental Indenture , dated as of May 17, 2007, by and among Remington Arms Company, Inc., U.S. Bank National Association, and RA Brands, L.L.C.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REMINGTON ARMS COMPANY, INC.

/s/ Stephen P. Jackson, Jr.
Stephen P. Jackson, Jr.
Senior Vice President, Chief Financial Officer
Treasurer and Corporate Secretary
(Principal Financial Officer)

May 21, 2007

EXHIBIT INDEX

Exhibit No.                 Description

        4.1                       Supplemental Indenture, dated as of May 17, 2007, by and among Remington Arms Company, Inc., U.S. Bank National Association, and RA Brands, L.L.C.